EXHIBIT 5

                                 Foley & Lardner
                       100 North Tampa Street, Suite 2700
                              Tampa, Florida 33602

                               September 30, 1999

Sykes Enterprises, Incorporated
100 North Tampa Street, Suite 3900
Tampa, Florida 33602

     Re:  Registration Statement on Form S-8

Gentlemen:

          This opinion is being  furnished in connection  with the  Registration
Statement on From S-8 (the "Registration Statement") of Sykes Enterprises, Incorporated (the "Company") under the Securities Act of 1933, as amended (the "Act"), for the registration of 1,000,000 shares of common stock, par value $.01 (the "Shares"), which may be acquired pursuant to the Sykes Enterprises, Incorporated 1999 Employees' Stock Purchase Plan (the "Plan"). As counsel for the Company, we have examined and are familiar with the Articles of Incorporation and Bylaws of the Company; the proceedings of the Board of Directors of the Company relating to the Plan and the issuance of the Shares; and such other Company records, documents and matters of law as we have deemed to be pertinent. Based upon our examination of such documents and our familiarity with such proceedings, it is our opinion that:

          1. The Company has been duly incorporated and its status is active under the laws of the State of Florida.

          2. The Shares, when issued pursuant to the terms and conditions of the Plan, will be duly authorized, validly issued, fully paid and nonassessable.

          We hereby consent to the inclusion of this opinion as Exhibit 5 in the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                         FOLEY & LARDNER


                                         By:/s/ Martin A. Traber
                                            --------------------
                                            Martin. A. Traber